SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                        May 29, 2001 (May 28, 2001)
                --------------------------------------------
              Date of Report (Date of earliest event reported)

                              RCN Corporation
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           (Exact name of Registrant as specified in its charter)


                Delaware            0-22825            22-3498533
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               (State of      (Commission File No.)    (IRS Employer
             Incorporation)                         Identification Number)


                            105 Carnegie Center
                          Princeton, NJ 08540-6215
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        (Address of principal executive offices, including zip code)


                               (609) 734-3700
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            (Registrant's telephone number, including area code)


                               Not Applicable
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       (Former name or former address, if changed since last report)


Item 5.    Other Events

         On May 28, 2001, RCN Corporation ("RCN") entered into a Stock Purchase Agreement with Red Basin, LLC ("Red Basin"), an entity formed by Walter Scott, Jr. together with certain family members and trusts, pursuant to which, on the terms and subject to the conditions contained therein, Red Basin has agreed to purchase $50 million in common stock and warrants of RCN in a private placement. The private placement is subject to certain conditions, including the purchase of $50 million in debt securities and other customary conditions. On May 29, 2001 RCN issued a press release with respect thereto, in which RCN indicated its intention to commence a tender for certain of its debt securities in exchange for aggregate consideration of $50 million.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits

         Exhibit 99.1 RCN Corporation Press Release dated May 29, 2001.

         Exhibit 99.2 Stock Purchase Agreement, dated as of May 28, 2001, between RCN Corporation, a Delaware corporation, and Red Basin, LLC, a Nebraska limited liability company.



                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                             RCN Corporation


                             By:  /s/ John J. Jones
                                 ----------------------------------------------
                             Name:    John J. Jones
                             Title:   Executive Vice President, General Counsel
                                      and Corporate Secretary

Date:  May 29, 2001


                               EXHIBIT INDEX


Exhibit
   No.

99.1     RCN Corporation Press Release dated May 29, 2001.

99.2 Stock Purchase Agreement, dated as of May 28, 2001, between RCN Corporation, a Delaware corporation, and Red Basin, LLC, a Nebraska limited liability company.